Exhibit 10.1

AMendment NO. 1 to

NEUBASE Therapeutics, INC. 2019 STOCK Incentive PLAN

This Amendment No. 1 to the NeuBase Therapeutics, Inc. 2019 Stock Incentive Plan (this “Amendment”) is effective as of July 28, 2023. All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meaning assigned to them in the Plan (as defined below).

Recitals

Whereas, the Board of Directors (the “Board”) and stockholders of NeuBase Therapeutics, Inc., a Delaware corporation (the “Company”), previously adopted the NeuBase Therapeutics, Inc. 2019 Stock Incentive Plan (the “Plan”) to help the Company in recruiting and retaining individuals with ability and initiative by enabling them to receive awards and participate in the Company’s future success by associating their interests with those of the Company and its stockholders; and

Whereas, the Board has approved an amendment to the Plan to change the effectiveness date of the Plan’s “evergreen” provision, pursuant to which the maximum number of shares of the Company’s common stock that may be issued under the life of the Plan will automatically increase, from October 1st of each year to January 1st of each year, commencing on January 1, 2024.

Now, Therefore, Section 5.05 of the Plan is hereby amended and restated in its entirety to read as follows:

“5.05 Automatic Increase

As of the effective date of Amendment No. 1 to the Plan, the aggregate limits in Section 5.02 and the individual limits in Section 5.03 will automatically increase on January 1st of each year, beginning on January 1, 2024 and ending on (and including) January 1, 2029 by the lesser of (a) 4.0% of the total number of shares of Common Stock outstanding as of December 31st of the immediately preceding fiscal year, and (b) such number of shares of Common Stock determined by the Board.”

Ratification; Continuing Effectiveness

Except as expressly modified by this Amendment, the Plan shall remain in full force and effect in accordance with its terms. This Amendment shall be deemed an amendment to the Plan and is effective as of the date first set forth above. Upon the effectiveness of this Amendment, all references in the Plan to “the Plan” or “this Plan,” as applicable, shall refer to the Plan, as modified by this Amendment.

In Witness Whereof, the Company has executed this Amendment No. 1 to the NeuBase Therapeutics, Inc. 2019 Stock Incentive Plan effective as of the date first above written.

COMPANY:

NEUBASE THERAPEUTICS, INC.

By:	/s/ Dietrich Stephan
Name: Dietrich Stephan
Title: Chief Executive Officer